Exhibit 5.1

Saul Ewing LLP

Attorneys at Law

September 10, 2004

American Financial Realty Trust

1725 The Fairway

Jenkintown, PA 19046

Re:    American Financial Realty Trust

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Maryland counsel to American Financial Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the shelf registration of up to U.S. $750,000,000 of Common Shares, Preferred Shares and Warrants (each as defined in the below referenced S-3 Registration Statement)(collectively referred to as the “Trust Securities”), proposed to be offered by the Company from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering pursuant to a Registration Statement on Form S-3 (the “S-3 Registration Statement”), the Prospectus (as defined below) and one or more supplements to the Prospectus.

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)	The S-3 Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”);

(ii)	The prospectus contained in the S-3 Registration Statement (the “Prospectus”);

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(iii)	a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated September 8, 2004;

(iv)	a certified copy of the Amended and Restated Declaration of Trust of the Company dated September 5, 2002, as amended on October 22, 2003 (the “Declaration of Trust”);

(v)	a certified copy of the Bylaws of the Company (the “Bylaws”);

American Financial Realty Trust

September 10, 2004

(vi)	resolutions adopted by the Board of Trustees of the Company dated June 8, 2004;

(vii)	a Certificate of the Secretary of the Company as to the authenticity of the Declaration of Trust and Bylaws of the Company, the incumbency of the officers of the Company, the resolutions of the Company’s trustees approving the filing of the Registration Statement, and other matters that we have deemed necessary and appropriate; and

(viii)	such other documents as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(b) the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(c) that all persons executing Documents on behalf of any party (other than the Company) are duly authorized;

(d) each of the parties (other than the Company) has duly and validly executed and delivered each of the Documents to which that party is a signatory, and the party’s obligations are valid and legally binding obligations, enforceable in accordance with the terms of the respective Documents;

(e) there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Trust Securities, including without limitation, any Trust Securities that may be issued upon conversion or exchange of any of the Trust Securities;

(f) at the time of delivery of the Trust Securities, all contemplated additional actions shall have been taken and the authorization of the Trust Securities will not have been modified or rescinded; and

(g) none of the terms of any of the Trust Securities to be established subsequent to the date of this opinion, nor the issuance and delivery of the Trust Securities, nor the compliance by the Company with the terms of the Trust Securities, will violate any applicable law or result in a violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

American Financial Realty Trust

September 10, 2004

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Sonya Huffman, as Secretary of the Company, and have assumed that the Secretary’s Certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1. The Company is a real estate investment trust duly formed, validly existing, and in good standing under the laws of the State of Maryland.

2. When and if (a) the definitive terms of any offering of Common Shares have been duly established, in accordance with resolutions of the trustees of the Company authorizing the issuance and sale of the Common Shares, so as not to violate any then-applicable law or result in a default under or breach of any agreement or instrument then binding upon the Company, and (b) those Common Shares so offered have been duly issued or delivered in the manner and for the consideration contemplated by each of the S-3 Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, those Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

3. When and if (a) the definitive terms of any particular series of Preferred Shares have been duly established, in accordance with resolutions of the trustees of the Company authorizing the issuance and sale of Preferred Shares, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon the Company, (b) articles supplementary conforming to the Maryland General Corporation Law and Title 8 of the Maryland Corporations and Associations Article establishing the terms of the Preferred Shares have been filed with the State Department of Assessments and Taxation of the State of Maryland and (c) those Preferred Shares have been duly issued or delivered in the manner and for the consideration contemplated by each of the S-3 Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, and in accordance with the terms of the particular series as established by the Company’s trustees, those Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable, and, if applicable, any Common Shares issued upon conversion of any Preferred Shares, if issued in accordance with their terms, shall be duly authorized, validly issued, fully paid and nonassessable.

4. When and if (a) the Warrants have been duly authorized by the trustees of the Company, (b) the Warrants have been duly executed and delivered, and issued and sold in the form and in the manner contemplated in each of the S-3 Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, (c) the terms of the Warrants as executed and delivered are as described in each of the S-3 Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, (d) the Warrants, as executed and delivered, do not violate any then-applicable law or result in a default under or breach of any agreement or instrument then binding upon the Company, and (e) the Warrants are then issued and sold as contemplated in each of the S-3 Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, the Warrants will constitute valid and legally binding obligations of the Company.

American Financial Realty Trust

September 10, 2004

5. When and if (a) the Warrants have been duly authorized by the trustees of the Company, (b) the Warrants have been duly executed and delivered, and issued and sold in the form and in the manner contemplated in each of the S-3 Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, (c) the terms of the Warrants as executed and delivered are as described in each of the S-3 Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, (d) the Warrants, as executed and delivered, do not violate any then-applicable law or result in a default under or breach of any agreement or instrument then binding upon the Company, and (e) the Warrants are then issued and sold as contemplated in each of the S-3 Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, if applicable, any Common Shares issued upon exercise of the Warrants, if issued in accordance with the terms of the Warrants, shall be duly authorized, validly issued, fully paid and nonassessable and assuming articles supplementary conforming to the Maryland General Corporation Law and Title 8 of the Maryland Corporations and Associations Article establishing the terms of the Preferred Shares have been filed with the State Department of Assessments and Taxation of the State of Maryland, any Preferred Shares issued upon exercise of the Warrants, if issued in accordance with the terms of the Warrants, shall be duly authorized, validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.

(ii) We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii) We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are solely for your benefit and are furnished only with respect to the transactions contemplated by the Documents. Accordingly, these opinions may not be relied upon by or quoted to any person or entity without, in each instance, our prior written consent. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ SAUL EWING LLP